                                                                      Exhibit 24


                               POWER OF ATTORNEY
                               -----------------


     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joseph K. Rensin (with full power to each of them to act alone) as his or her true and lawful attorney-in-fact and agent, with full power of substitution, for him or her and in his or her name, place and stead in any and all capacities to sign (1) a registration statement on Form S-1 any or all amendments or post-effective amendments to this Registration Statement, including amendments made pursuant to Rule 462 under the Securities Act of 1933, as amended, relating to a public offering of approximately 3,000,000 shares of Common Stock of Creditrust Corporation, (2) a registration statement on Form S-1 any or all amendments or post-effective amendments to this Registration Statement, including amendments made pursuant to Rule 462 under the Securities Act of 1933, as amended, relating to a shelf registration of 450,000 shares of Common Stock issuable upon exercise of certain warrants, and (3) a registration statement on Form S-8 relating to Creditrust's employee stock option and employee stock purchase plans, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, to sign any and all applications, registration statements, notices or other document necessary or advisable to comply with the applicable state securities laws, and to file the same, together with all other documents in connection therewith, with the appropriate state securities authorities, granting unto said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, thereby ratifying and confirming all that said attorneys-in-fact and agents of any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

       Name                                               Title                          Date
       -----                                              -----                          ----

                                            Chairman, President, Chief Executive     January __, 1999
------------------------------              Officer and Director
Joseph K. Rensin

/s/ Frederick W. Glassberg                  Director                                 January 14, 1999
------------------------------
Frederick W. Glassberg

/s/ John G. Moran                           Director                                 January 18, 1999
------------------------------
John G. Moran

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
/s/ Michael S. Witlin                        Director                                January 18, 1999
------------------------------
Michael S. Witlin